                                                                   EXHIBIT 99.2

                                   [GTI LOGO]

FOR IMMEDIATE RELEASE


      Golden Telecom Signs Agreement to Acquire 18 Percent of MCT Corp. in
              Exchange for the Golden's Russian Mobile Properties


October 2, 2000 -- Golden Telecom, Inc. ("GTI") (Nasdaq: GLDN) has agreed to acquire 18 percent of MCT Corp. ("MCT") in exchange for GTI's 100 percent ownership of Vostok Mobile B.V., a Netherlands registered private limited holding company that owns GTI's Russian cellular operations. As part of this transaction GTI also acquired for cash, $9 million of MCT debt convertible into equity securities.

Stewart Reich, CEO and President of GTI commented, "We believe this transaction is the best way to unlock the value of our Russian mobile assets. MCT will have the critical mass necessary to become a leading integrated national mobile operator, and will have a management team focused on this goal."

MCT is a telecommunications company providing cellular telephone services through operations in Russia and Central Asia. After this acquisition, MCT's properties will cover a population base of more than 100 million people, representing one half of the population of Russia, including the four largest cities, as well as Uzbekistan and Tajikistan. As one of the major cellular operators in Russia, MCT continues to consolidate local operators into a national operator.

About Golden Telecom, Inc.

Golden Telecom, Inc. is a leading facilities-based provider of integrated telecommunications and Internet services throughout Russia and other countries of the Commonwealth of Independent States (CIS). It operates through several affiliated companies under the Golden Telecom trademark. Golden Telecom offers competitive local exchange carrier services using its local access overlay networks in Moscow, Kiev and Saint Petersburg. In addition, the company offers data and long-distance services using a fiber optic and satellite-based network -- including more than 100 combined network access points in Russia and other countries of the CIS. Golden Telecom also provides mobile services using cellular networks in Kiev.

Arlington, Virginia-based Global TeleSystems (GTS), (NYSE: GTS; Easdaq: GTSG;
Frankfurt: GTS), (www.gtsgroup.com) holds approximately sixty-three percent of Golden Telecom's outstanding shares.

For additional information, contact:
Golden Telecom, Inc.  Moscow
Investor Relations
Tel.: +7 501 797-9309
Fax:  +7 501 797-9332
e-mail: InvestorRelations@gti.ru

or

Irena Fadeeva
Tel.: +7 501 960-2794
Fax.:  7 501 258-4169
e-mail: irena@online.ru

Statements made in this press release, including statements concerning the Company's planned divesture of Vostok Mobile B.V. and the acquisition of MCT are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, our ability to consummate the planned transaction, the ability of MCT Corp. to further develop its cellular networks, build its management team and implement its business strategy, and the receipt of any requisite regulatory approvals. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements are contained in the Company's filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's prospectus dated June 30, 2000 included in the Registration Statement No. 333-39260 on Form S-1, the Company's reports on Form 10-Q for the quarter ended March 31, 2000, and the Company's annual report on Form 10-K for the year ended December 31, 1999. Additional information may also be contained in the filings with the U.S. Securities and Exchange Commission submitted by Global TeleSystems, Inc., the majority shareholder in the Company.